Exhibit 99.1

Concentrix Reports First Quarter 2023 Results

Newark, Calif., March 29, 2023 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal first quarter ended February 28, 2023.

	Three Months Ended
	February 28, 2023	February 28, 2022	Change
Revenue ($M)	$1,636.4	$1,536.1	6.5%
Operating income ($M)	$156.0	$147.7	5.6%
Non-GAAP operating income ($M) (1)	$217.6	$201.9	7.8%
Operating margin	9.5%	9.6%	-10 bps
Non-GAAP operating margin (1)	13.3%	13.1%	20 bps
Net income ($M)	$87.9	$110.3	(20.3)%
Non-GAAP net income ($M) (1)	$134.0	$150.7	(11.1)%
Adjusted EBITDA ($M) (1)	$255.8	$237.9	7.5%
Adjusted EBITDA margin (1)	15.6%	15.5%	10 bps
Diluted earnings per common share	$1.68	$2.09	(19.6)%
Non-GAAP diluted earnings per common share (1)	$2.56	$2.85	(10.2)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

First Quarter Fiscal 2023 Highlights:
•Revenue was $1,636.4 million, up 6.5% from the prior year first quarter, including a 2.6-point negative impact of foreign exchange rates compared with the prior year period, compared with $1,536.1 million in the prior year first quarter, and up 3.8% on an adjusted constant currency basis.
•Operating income was $156.0 million, or 9.5% of revenue, compared with $147.7 million, or 9.6% of revenue, in the prior year first quarter.
•Non-GAAP operating income was $217.6 million, or 13.3% of revenue, compared with $201.9 million, or 13.1% of revenue, in the prior year first quarter.
•Adjusted EBITDA was $255.8 million, or 15.6% of revenue, compared with $237.9 million, or 15.5% of revenue, in the prior year first quarter.
•Cash flow from operations was $103.9 million in the quarter. Free cash flow for the quarter was $64.3 million.
•Diluted earnings per common share (“EPS”) was $1.68 compared to $2.09 in the prior year first quarter.
•Non-GAAP diluted EPS was $2.56 compared to $2.85 in the prior year first quarter.

"We performed well in the first quarter of 2023, achieving the top end of our expectations with solid increases in revenue, profit, and cash flow," said Chris Caldwell, Concentrix President, and CEO. "Our leading market position and distinctive strategy of designing, building, and running end-to-end customer engagement solutions make us a reliable strategic partner for many of the world's leading brands, especially in the face of challenging macroeconomic conditions. Robust demand and opportunities for gaining market share with many of these clients keep us confident in our ability to drive long-term growth, margin expansion, and value creation for our shareholders."

Quarterly Dividend and Share Repurchase Program:
•Concentrix paid a $0.275 per share quarterly dividend on February 10, 2023. The Company’s Board of Directors has declared a quarterly dividend of $0.275 per share payable on May 9, 2023, to shareholders of record at the close of business on April 28, 2023.
•Concentrix repurchased 0.1 million shares in the first quarter at a cost of $10.0 million under its previously announced share repurchase program at an average cost of $140.19 per share. At February 28, 2023, the Company’s remaining share repurchase authorization was $344.1 million.

Second Quarter and Full Year Fiscal 2023 Outlook
The following statements are based on Concentrix’ current expectations for the second quarter and full year fiscal 2023. Non-GAAP financial measures exclude the impact of any future acquisitions, acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2023 Expectations:
•Second quarter adjusted constant currency revenue growth is expected to be in the range of 3% to 5%. Based on current exchange rates, our expectations assume a 1.5-point negative impact of foreign exchange rates compared with the prior year. Additionally, our expectations exclude an expected revenue contribution of approximately $49 million in second quarter revenue from acquired operations not included in the full prior year results. Based on the above assumptions, we expect second quarter reported revenue in the range of $1.640 billion to $1.670 billion.
•Operating income is expected to be in the range of $167 million to $177 million and non-GAAP operating income is expected to be in the range of $225 million to $235 million.
•The effective tax rate is expected to approximate 26%.

Full Year 2023 Expectations:
•Full year adjusted constant currency revenue growth is expected to be in the range of 4% to 6%. Based on current exchange rates, our expectations assume a 0.5-point negative impact of foreign exchange rates compared with the prior year. Additionally, our expectations exclude an expected revenue contribution of approximately $160 million for the full year from acquired operations not included in the full prior year results. Based on the above assumptions, we expect full year reported revenue in the range of $6.705 billion to $6.830 billion.
•Operating income is expected to be in the range of $719 million to $759 million and non-GAAP operating income is expected to be in the range of $950 million to $990 million.
•The effective tax rate is expected to approximate 26%.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its first quarter fiscal 2023 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
We’re Concentrix (Nasdaq: CNXC), a leading global provider of customer experience (CX) solutions and technology. We Reimagine everything CX to improve business performance for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX for over 130 Fortune Global 500 and 125 new economy clients. Whether it’s a specific solution or the whole end-to-end journey, we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 40 countries and 6 continents, we provide services across key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Location: Virtually Everywhere. Visit www.concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant currency revenue growth, which is constant currency revenue growth excluding revenue from acquired operations in the current period for the twelve months following an acquisition and excluding revenue from divested operations in the comparative period for the twelve months preceding a divestiture. Adjusted constant currency revenue growth presents organic constant currency revenue growth for the business, without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, free cash flow, effective tax rate, margin expansion, demand for the Company’s services, gain in market share, capital allocation, business strategy, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflict in Ukraine; cyberattacks on the Company’s or its clients’ networks and information technology systems; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the inability to execute on the Company’s digital CX strategy; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business; increases in the cost of labor; the effects of the COVID-19 pandemic and other communicable diseases, natural disasters, adverse weather conditions or public health crises; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to successfully identify, complete and integrate strategic acquisitions or investments, including the integration of ServiceSource International, Inc.; competitive conditions in the Company’s industry and consolidation of its competitors; higher than expected tax liabilities; the demand for CX solutions and technology; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; currency exchange rate fluctuations; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; damage to the Company’s reputation through the actions or inactions of third parties; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2023 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	February 28, 2023	November 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$178,386	$145,382
Accounts receivable, net	1,381,610	1,390,474
Other current assets	188,141	218,476
Total current assets	1,748,137	1,754,332
Property and equipment, net	399,132	403,829
Goodwill	2,905,078	2,904,402
Intangible assets, net	948,904	985,572
Deferred tax assets	44,934	48,541
Other assets	576,885	573,092
Total assets	$6,623,070	$6,669,768

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$141,666	$161,190
Current portion of long-term debt	—	—
Accrued compensation and benefits	388,786	506,966
Other accrued liabilities	392,722	395,304
Income taxes payable	70,792	68,663
Total current liabilities	993,966	1,132,123
Long-term debt, net	2,220,207	2,224,288
Other long-term liabilities	508,770	511,995
Deferred tax liabilities	99,626	105,458
Total liabilities	3,822,569	3,973,864
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of February 28, 2023 and November 30, 2022, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 52,595 and 52,367 shares issued as of February 28, 2023 and November 30, 2022, respectively, and 51,195 and 51,096 shares outstanding as of February 28, 2023 and November 30, 2022, respectively	5	5
Additional paid-in capital	2,447,418	2,428,313
Treasury stock, 1,400 and 1,271 shares as of February 28, 2023 and November 30, 2022, respectively	(208,996)	(190,779)
Retained earnings	847,671	774,114
Accumulated other comprehensive loss	(285,597)	(315,749)
Total stockholders’ equity	2,800,501	2,695,904
Total liabilities and stockholders’ equity	$6,623,070	$6,669,768

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2023	February 28, 2022	% Change
Revenue
Technology and consumer electronics	$516,608	$470,199	10%
Retail, travel and ecommerce	305,504	284,917	7%
Communications and media	256,987	260,643	(1)%
Banking, financial services and insurance	259,653	243,246	7%
Healthcare	177,824	150,136	18%
Other	119,828	126,911	(6)%
Total revenue	$1,636,404	$1,536,052	7%
Cost of revenue	1,055,243	997,918	6%
Gross profit	581,161	538,134	8%
Selling, general and administrative expenses	425,114	390,389	9%
Operating income	156,047	147,745	6%
Interest expense and finance charges, net	33,990	8,770	288%
Other expense (income), net	3,714	(7,616)	(149)%
Income before income taxes	118,343	146,591	(19)%
Provision for income taxes	30,473	36,052	(15)%
Net income before non-controlling interest	87,870	110,539	(21)%
Less: Net income attributable to non-controlling interest	—	266	(100)%
Net income attributable to Concentrix Corporation	$87,870	$110,273	(20)%

Earnings per common share:
Basic	$1.69	$2.11
Diluted	$1.68	$2.09
Weighted-average common shares outstanding:
Basic	51,150	51,629
Diluted	51,476	52,046

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2023	February 28, 2022
Revenue	$1,636,404	$1,536,052
Revenue growth, as reported under U.S. GAAP	6.5%	13.5%
Foreign exchange impact	2.6%	1.9%
Constant currency revenue growth	9.1%	15.4%
Effect of excluding revenue of acquired and divested businesses	(5.3)%	(4.8)%
Adjusted constant currency revenue growth	3.8%	10.6%

	Three Months Ended
	February 28, 2023	February 28, 2022
Operating income	$156,047	$147,745
Acquisition-related and integration expenses	5,543	922
Amortization of intangibles	39,260	38,056
Share-based compensation	16,754	15,169
Non-GAAP operating income	$217,604	$201,892

	Three Months Ended
	February 28, 2023	February 28, 2022
Net income	$87,870	$110,273
Net income attributable to non-controlling interest	—	266
Interest expense and finance charges, net	33,990	8,770
Provision for income taxes	30,473	36,052
Other expense (income), net	3,714	(7,616)
Acquisition-related and integration expenses	5,543	922
Amortization of intangibles	39,260	38,056
Share-based compensation	16,754	15,169
Depreciation	38,175	36,037
Adjusted EBITDA	$255,779	$237,929

	Three Months Ended
	February 28, 2023	February 28, 2022
Operating margin	9.5%	9.6%
Non-GAAP operating margin	13.3%	13.1%
Adjusted EBITDA margin	15.6%	15.5%

	Three Months Ended
	February 28, 2023	February 28, 2022
Net income	$87,870	$110,273
Acquisition-related and integration expenses	5,543	922
Amortization of intangibles	39,260	38,056
Share-based compensation	16,754	15,169
Income taxes related to the above (1)	(15,389)	(13,753)
Non-GAAP net income	$134,038	$150,667

	Three Months Ended
	February 28, 2023	February 28, 2022
Net income	$87,870	$110,273
Less: net income allocated to participating securities	(1,546)	(1,542)
Net income attributable to common stockholders	86,324	108,731
Acquisition-related and integration expenses allocated to common stockholders	5,445	909
Amortization of intangibles allocated to common stockholders	38,569	37,524
Share-based compensation allocated to common stockholders	16,459	14,957
Income taxes related to the above allocated to common stockholders (1)	(15,118)	(13,561)
Non-GAAP net income attributable to common stockholders	$131,679	$148,560

	Three Months Ended
	February 28, 2023	February 28, 2022
Diluted earnings per common share (“EPS”) (2)	$1.68	$2.09
Acquisition-related and integration expenses	0.11	0.02
Amortization of intangibles	0.75	0.72
Share-based compensation	0.32	0.29
Income taxes related to the above (1)	(0.30)	(0.27)
Non-GAAP diluted EPS	$2.56	$2.85

Weighted-average number of common shares - diluted	51,476	52,046

	Three Months Ended
	February 28, 2023	February 28, 2022
Net cash provided by operating activities	$103,893	$45,015
Purchases of property and equipment	(39,597)	(45,393)
Free cash flow	$64,296	$(378)

	Forecast
	Three Months Ending May 31, 2023		Fiscal Year Ending November 30, 2023
	Low	High	Low	High
Revenue	$1,640,000	$1,670,000	$6,705,000	$6,830,000
Foreign exchange impact (3)	24,300	24,300	31,900	31,900
Revenue in constant currency	$1,664,300	$1,694,300	$6,736,900	$6,861,900
Effect of excluding revenue of acquired and divested businesses	(49,400)	(49,400)	(160,800)	(160,800)
Revenue in adjusted constant currency	$1,614,900	$1,644,900	$6,576,100	$6,701,100

	Forecast
	Three Months Ending May 31, 2023		Fiscal Year Ending November 30, 2023
	Low	High	Low	High
Operating income	$166,600	$176,600	$719,100	$759,100
Acquisition-related and integration expenses	6,700	6,700	14,900	14,900
Amortization of intangibles	39,400	39,400	157,500	157,500
Share-based compensation	12,300	12,300	58,500	58,500
Non-GAAP operating income	$225,000	$235,000	$950,000	$990,000

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.8% and 1.4% of net income, respectively, for the three months ended February 28, 2023 and 2022, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(3) Based on foreign currency exchange rates as of March 24, 2023.